EXHIBIT 10.14


                   FIRST NATIONAL COMMUNICATIONS NETWORK, INC.

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                          TELEPHONE MARKETING NETWORK
                                MASTER AGREEMENT

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Agreement made this 18th day of April 2001 between FIRST NATIONAL COMMUNICATIONS
Network, Inc. ("FNC") with principal offices located at 4225 Executive Square, Suite 250, La Jolla, CA 92037 and Intercallnet, Inc. ("NETWORK SITE") with principal offices at 6340 NW 5th Way, Fort Lauderdale, Florida 33309, (collectively referred to as the "parties").

         WHEREAS FNC is interested in the continued existence of a Telephone Marketing relationship with NETWORK SITE for the processing of telemarketing calls at a NETWORK SITE production facility for an assigned FNC client ("Client"); and

         WHEREAS NETWORK SITE, an established telemarketing business, is interested in providing the necessary facilities, equipment, maintenance, service and personnel for each assigned FNC Client campaign.

         NOW THEREFORE, in consideration of the mutual promises and obligations of FNC and NETWORK SITE, as set forth herein, and other good and valuable consideration, the sufficiency of which is acknowledged by the execution of this Agreement, the parties agree as follows:

1. As part of the FNC Telephone Marketing Network, NETWORK SITE shall provide facilities, equipment, maintenance, service and personnel required to establish, maintain and operate the Telephone Marketing location, all in accordance with the day to day operating procedures, telemarketing techniques, training, quality assurance, and control measures and such other specific instructions (collectively the "Operating Procedures") as established by FNC, in an attachment to this Agreement accepted by NETWORK SITE . These Operating Procedures may from time to time be modified in writing by FNC, and accepted by NETWORK SITE and NETWORK SITE shall comply with such updated and/or modified Operating Procedures. The Operating Procedures shall be reasonable in nature and shall be used exclusively for the performance of this Agreement.

2. FNC will provide records with phone numbers to NETWORK SITE in an agreed upon format as specified in each project-specific attachment ("Project Attachment"). This Master Agreement will be modified by executed Project Attachments, which will be a part of this Agreement. FNC will also provide approved script/order forms and report formats to be used exclusively for each program. NETWORK SITE will not make any changes to the materials or scripts without the consent of FNC. At the termination of a specific Client campaign, NETWORK SITE must return all prospect name lists, completed call records and Client-provided materials and all copies of material relating to the specified program within 48 hours, by delivery service of FNC's choice to FNC at FNC's expense provided NETWORK SITE has been paid in full for all work performed under this Agreement.

3. NETWORK SITE acknowledges FNC's responsibility to assure maximum program performance for each Client campaign. To that end, NETWORK SITE shall use its commercially reasonable efforts to:

         A. Provide feedback and consult with FNC on ways to improve the script and other calling materials;

         B. Manage the list and call traffic to ensure maximum performance from each phone agent;

         C. Provide FNC with the names and/or identification numbers of all phone agents and supervisors working on FNC programs prior to the start of each program and as changes occur;

         D. Respect FNC's criteria and promptly adhere to FNC's instructions concerning the selection and removal of phone agents placing calls on any FNC program;

         E. Allow FNC to conduct training of phone agents and supervisors on the Client's behalf;

         F. Provide sufficient supervision and monitoring daily so that each agent on each FNC program is silent monitored once per shift;

         G. If FNC Client demands stoppage, FNC will provide NETWORK SITE 24 hour prior written notice to stop production on any assigned Client campaign;

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         H. Notify and receive FNC approval of each phone agent, assigned to a
         FNC program, when such phone agent has no prior calling experience;

         I. Not subcontract the production of any FNC program.

4. NETWORK SITE will provide FNC with complete daily call report information by 8 AM PST each business day in the format requested by FNC and shall provide weekly deliveries of all non-order written reports, call records or other program specific information. NETWORK SITE shall not contact the Client at any time, without the prior written approval of FNC.

5. FNC MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR GUARANTEES AS TO THE VOLUME OF TELEMARKETING SERVICES THAT FNC MAY REQUIRE UNDER THIS AGREEMENT. NETWORK SITE MAKES NO EXPRESS OR IMPLIED GUARANTEE AS TO THE RESULTS OF ITS EFFORTS UNDER THIS AGREEMENT OR THE SUCCESS OF ANY CAMPAIGN.

6. NETWORK SITE will provide remote monitoring of all phone agents assigned to FNC program pursuant to the following conditions:

         A. FNC may monitor at its discretion any agent on any FNC program during any scheduled monitoring session.

         B. FNC shall have the right to schedule regular monitoring sessions on a schedule that is mutually agreed upon with the NETWORK SITE. NETWORK SITE shall not cancel scheduled sessions for any reason. FNC's scheduled sessions shall have priority over conflicts in the monitoring schedule due to equipment limitations or other NETWORK programs. Should NETWORK SITE have an equipment failure that results in a cancellation of scheduled monitoring sessions more than three times during the Term of this Agreement, FNC shall have the right to cancel this Agreement.

         C. Appropriate floor supervisor or other decision-making individual at NETWORK SITE production facility shall be available to discuss and implement proposed changes during each scheduled monitoring session.


7. The Confidentiality Agreement between FNC and NETWORK SITE will become part of this Agreement as Addendum A. NETWORK SITE will safeguard and hold as confidential its relationship with FNC, this Agreement and all information relating to Client programs including but not limited to, all name lists, reports, response data, scripts, direct mail materials, and any other FNC or Client written materials, strategies and marketing plans which could reasonably be expected to be confidential information ("Confidential Information"). NETWORK SITE will use the Confidential Information for the purposes contemplated by this Agreement and will not disclose, copy or make such Confidential Information available to any third party, individual, organization or business without the prior written consent of FNC. NETWORK SITE shall require each phone agent and/or employee working on FNC campaigns to adhere to the terms of this paragraph by a written agreement. NETWORK SITE will maintain such phone agent agreements and shall provide copies of the agreements to FNC upon request. The obligations created hereby as to the Confidential Information shall not extend to any of such data, samples, materials and/or other information which (i) can be shown by NETWORK SITE to have been in its possession prior to the time same was disclosed or made available to NETWORK SITE; or (ii) is now, or hereafter becomes, information in the public domain through no act or failure to act by NETWORK SITE or by any of its employees, or (iii) can be shown by NETWORK SITE to have been received on a nonconfidential basis from a third party.

8. NETWORK SITE will indemnify, hold harmless and defend FNC against any claim, loss or judgement (including reasonable attorney fees) which FNC may sustain as a result of any claim, suit or proceedings made or brought against FNC based upon any acts of gross negligence by NETWORK SITE and/or NETWORK SITE's phone agents, or any unauthorized assertions by NETWORK SITE and/or NETWORK SITE's phone agents on behalf of FNC or FNC's Client, or any illegal practices or misuse of Confidential Information by NETWORK SITE or NETWORK SITE's phone agents. FNC will indemnify, hold harmless and defend NETWORK SITE against any claim, loss or judgement including (reasonable attorneys' fees) which NETWORK SITE may sustain as a result of any claim, suit or proceedings made or brought against NETWORK SITE based upon any acts of gross negligence by FNC, or NETWORK


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SITE's use of any Client approved script provided such use is in accordance with
FNC instructions. In no event will either party be liable for special, incidental, or consequential damages, including lost profits, regardless of whether such party was advised of the possibility thereof.

9. NETWORK SITE warrants that fees presented in each Project Attachment shall represent the only fees that NETWORK SITE will charge FNC for telemarketing and attendant support services. Any changes in price or fee structure must be approved by FNC in writing.

10. It is specifically understood that FNC is a project management company and is to receive payment for services directly from the CLIENT. FNC shall remit to NETWORK SITE payments of amounts due for services described in the Program Attachment within 3 days of receipt of Client's corresponding payment. Payment from the Client is an express condition precedent to FNC payments to NETWORK SITE. In addition, FNC agrees that in the event of non-payment by CLIENT, FNC shall, if requested, assign all rights, related to NETWORK SITE, it may have against said CLIENT to NETWORK SITE in a manner and on terms determined by FNC. In the event of such an assignment, any amount obtained by NETWORK SITE in excess of the amount owed by FNC to NETWORK SITE, plus costs incurred to collect from CLIENT, including reasonable attorney's fees shall be remitted to FNC. Should any item on an invoice be disputed, the undisputed amount shall be paid while the disputed items are being resolved. FNC shall incur no finance or late charges. In the event NETWORK SITE makes any demand directly on Client, it waives and releases any claim against FNC.

11. The parties do not have and are not to be deemed to have the relationship of principal/agent/joint venture, employer-employee, or partnership. Except as expressly provided for in this Agreement, neither party is authorized to act for the other in any way. The parties are acting only as independent contractors.

12. Neither party shall be liable for any delay or failure in performance under this Agreement or for any interruption of services rendered hereunder, which result directly or indirectly from acts of God, civil or military authority, acts of public enemies, war, accidents, fires, earthquakes, the elements or any other cause beyond the direct and reasonable control of the parties to this Agreement.

13. NETWORK SITE agrees not to conduct telemarketing programs for any Client of FNC for which NETWORK SITE has performed services on behalf of FNC, for a period of one year from the termination of this Agreement, without FNC's written consent, which shall not be unreasonably withheld. Should NETWORK SITE conduct telemarketing on behalf of Client within one year of the termination of this Agreement without FNC's consent, FNC will receive a commission of 20 percent of the gross sales within one week of NETWORK SITE's receipt of each payment from Client, unless commission is waived or altered by FNC, in writing.

14. This Agreement supersedes any previous written or oral Agreement between FNC and NETWORK SITE. Any previously executed program-specific attachments for current Client campaigns will become Program Attachments to this Agreement.

15. All notices, demands or communications which are required under this Agreement, shall be transferred via United States and shall be sent to the address listed below or such other address as either party may designate in writing from time to time:

         If to FNC:                 First National Communications Network, Inc.
                                    4225 Executive Square, Suite 250
                                    La Jolla, CA  92037
                                    Attention:  Mr. Dennis Mario

         If to NETWORK SITE:        Intercallnet, Inc.
                                    6340 NW 5th Way
                                    Fort Lauderdale, FL 33309
                                    Attention: Mr. Paul Cifaldi

16. The parties agree that any controversy or claim arising out of or relating to this Agreement, or any dispute arising out of the interpretation or application of this Agreement, which the parties hereto are unable to resolve, first by mandatory mediation with a mediator selected by the parties. If the dispute is not resolved by mediation, the parties agree that the next exclusive remedy would be non-binding arbitration. If the parties cannot agree upon an

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arbitrator, then each party shall choose its own independent representative and those independent representatives shall, in turn, choose the single arbitrator within fifteen days of the date of the selection of the first independent representative. The cost of mediation or arbitration shall be divided equally between the parties. If the parties cannot resolve the matter within 45 days after the non-binding arbitration, the final remedy would be litigation. In the case of any mediation, arbitration and/or litigation entered into by the parties pursuant to the foregoing provisions, the parties agree that any such mediation, arbitration and/or litigation brought by FNC shall be conducted exclusively in the appropriate forum in the State of Florida and any such mediation, arbitration and/or litigation brought by NETWORK SITE shall be conducted exclusively in the appropriate forum in the State of California. For that purpose FNC and NETWORK SITE each hereby submit to the jurisdiction of the Federal Courts in the States of Florida and California for all purposes relating to this Agreement, and agree to service if processed by registered mail to the address given in Section 15.

17. Except as otherwise provided by this Agreement, this Agreement shall continue for a period of three (3) years from the date identified in the signature section and shall be automatically renewed for additional periods of one (1) year unless terminated by either party, provided the party notifies the other party, in writing, of its intent to terminate at least 120 days prior to the anniversary date of this Agreement.

18. Failure to comply with any material term or condition of this Agreement for a period of thirty (30) days following written notice of noncompliance may result in immediate termination of this Agreement at the discretion of the party providing notice of such noncompliance.

19. The rights, remedies, and benefits provided by this Agreement shall be cumulative, not exclusive. Any waiver of the right to object to noncompliance of this Agreement shall not be construed as a waiver of further violations. This Agreement constitutes the entire and complete Agreement between the parties and shall supersede all prior correspondence, discussions, agreements and understandings, unless mutually agreed in writing subsequent to the execution of this Agreement.

20. Any sales or use, employment tax, workers compensation, insurance or other related expense which may be due and owing as a result of the use of the facilities, equipment, maintenance, service and personnel at NETWORK SITE's facility, shall be the sole responsibility of NETWORK SITE.

21. AUTHORIZATION. The parties signing this Agreement individually represent, warrant and guarantee that the entities for which they are signing this Agreement have taken all steps necessary and proper to authorize this Agreement and the execution thereof by the parties signing for them.



For NETWORK SITE:          Company Name Intercallnet, Inc.



/s/ Paul Cifaldi                             April 18, 2001
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Signed                                       Date

Name &Title   PAUL CIFALDI, COO
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For: First National Communications Network, Inc.



/s/ Dennis Mario                             April 18, 2001
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Dennis Mario                                 Date

 Senior Vice President